Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following registration statements and related prospectuses of Hexcel Corporation and subsidiaries (the “Company”) of our reports dated February 6, 2019 with respect to the consolidated financial statements and schedule of the Company, and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K) for the fiscal year ended December 31, 2018:

•Registration Statement (Form S-3 No. 333-199500)

•Registration Statement (Form S-3 No. 333-224053)

•Registration Statement (Form S-8 No. 333-211953)

•Registration Statement (Form S-8 No. 333-188292)

•Registration Statement (Form S-8 No. 333-166354)

•Registration Statement (Form S-8 No. 333-160202)

•Registration Statement (Form S-8 No. 333-160203)

•Registration Statement (Form S-8 No. 333-160204)

•Registration Statement (Form S-8 No. 333-104159)

•Registration Statement (Form S-8 No. 333-104158)

•Registration Statement (Form S-8 No. 333-90060)

•Registration Statement (Form S-8 No. 333-85196)

•Registration Statement (Form S-8 No. 333-104160)

•Registration Statement (Form S-8 No. 333-90062)

•Registration Statement (Form S-8 No. 333-67944)

•Registration Statement (Form S-8 No. 333-67946)

•Registration Statement (Form S-8 No. 333-46472)

•Registration Statement (Form S-8 No. 333-46476)

•Registration Statement (Form S-8 No. 333-46626)

•Registration Statement (Form S-8 No. 333-83745)

•Registration Statement (Form S-8 No. 333-83747)

•Registration Statement (Form S-8 No. 333-57223)

•Registration Statement (Form S-8 No. 333-36099)

•Registration Statement (Form S-8 No. 333-36163)

•Registration Statement (Form S-8 No. 333-01225)

/s/ Ernst & Young LLP

Stamford, Connecticut

February 6, 2019